UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

September 29, 2004

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 29, 2004, upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors of Extreme Networks, Inc. (the “Company”) elected Mike West as a director of the Company, and appointed him as the new chairman of the Board of Directors. The press release announcing his election to the Board is attached hereto as Exhibit 99.1.

Mr. West served as president, chief operating officer and a director of Octel Communications from January 1995 to August 1997, after having served as executive vice president since September 1986. Mr. West also held executive positions at Rolm Corp. from 1979 to September 1986, the most recent as general manager of the National Sales Division.

In return for his services as chairman of the Board of Directors, Mr. West will receive an annual retainer of $160,000 and will have a target annual bonus of $160,000, based upon the Company’s achievement of objectives established by the Board of Directors. Mr. West was granted an option to purchase 400,000 shares of the Company’s commons stock, which option vests over four years. In addition, as an outside director, Mr. West was granted an option to purchase 50,000 shares of the Company’s common stock, which option vests over three years.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 1, 2004 Announcing Appointment of Mike West to Board of Directors

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2004

EXTREME NETWORKS, INC.

By:	/s/ William R. Slakey
William R. Slakey
Chief Financial Officer

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